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IDS Investment Series, Inc.
File No. 2-11328/811-54

                                        EXHIBIT INDEX

Exhibit 5: Copy of Investment Management Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

Exhibit 6: Copy of Distribution Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 8(a): Copy of Custodian Agreement between Registrant and American Express Trust Company, dated March 20, 1995.

Exhibit 8(c): Copy of Addendum to the Custodian Agreement between IDS Investment Series, Inc., American Express Trust Company and American Express Financial Corporation dated May 13, 1996.

Exhibit 9(b): Copy of Transfer Agency Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

Exhibit 9(d): Copy of Shareholder Service Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 9(e): Copy of Administrative Services Agreement between Registrant and American Express Financial
                     Corporation, dated March 20, 1995.

Exhibit 9(f): Copy of Agreement and Declaration of Unitholders between IDS Investment Series, Inc. on behalf of IDS Mutual and Strategist Growth and Income Fund, Inc. dated May 13, 1996.

Exhibit 9(g): Copy of Agreement and Declaration of Unitholders between IDS Investment Series, Inc. on behalf of IDS Diversified Equity Income Fund and Strategist Growth and Income Fund, Inc. dated May 13, 1996.


Exhibit 11:          Independent Auditors' Consent.

Exhibit 15: Copy of Plan and Agreement of Distribution between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 17:          Financial Data Schedule.

Exhibit 19(c):       Trustees Power of Attorney dated April 11, 1996.

Exhibit 19(d):       Officers' Power of Attorney dated April 11, 1996.